EXHIBIT 23

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-54071, 33-60608 and 33-38390) of Raymond James Financial, Inc. of our report dated November 18, 1996 appearing on page F-3 of this Form 10-K.



PRICE WATERHOUSE LLP

Tampa, Florida
December 12, 1996


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